Accountants' Consent


We consent to the use in the registration statement on Pre-Effective Amendment No. 1 Form SB-2 of PowerTrader, Inc. of our report dated 14 March 1997 which contains an explanatory paragraph regarding a going concern uncertainty, relating to the balance sheet of PowerTrader, Inc. as of 31 December 1996 and the related Statements of Loss, Cash Flow and Changes in Shareholders' Deficit for the period from 22 August 1996 (inception) to 31 December 1996, and to the reference to our firm under the heading "Experts" in the registration statement.



14 March 1997                                CHARTERED ACCOUNTANTS
Vancouver, British Columbia                  (Internationally BDO Binder)



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                              Accountants' Consent




We consent to the use in the registration statement on Pre-Effective Amendment No. 1 Form SB-2 of PowerTrader, Inc. of our report dated 14 March 1997 which contains an explanatory paragraph regarding a going concern uncertainty, relating to the balance sheets of PowerTrader Software, Inc. as of 30 June 1996 and 1995 and the related Statements of Loss, Cash Flow and Changes in Shareholders' Deficit for the years then ended and the Statements of Loss, Cash Flow and Changes in Shareholders' Deficit for the period from 29 December 1988 (inception) to 14 March 1996 (cumulative).



14 March 1997                                CHARTERED ACCOUNTANTS
Vancouver, British Columbia                  (Internationally BDO Binder)